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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              ------------------


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                 April 30, 1998
                Date of Report (Date of earliest event reported)



                             WHITE RIVER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



        Delaware                      0-22604                   93-1011071
(State or other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)


         2 Gannett Drive, Suite 200                               10604
            White Plains, New York                              (Zip Code)
(Address of Principal Executive Offices)



      Registrant's telephone number, including area code: (914) 251-0237
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Item 5.  Other Events.

As contemplated by Section 19 of Amendment Number 1 to the Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1998 (the "Amendment"), which amended the Amended and Restated Agreement and Plan of Merger, dated as of December 11, 1997 (the "Merger Agreement"), by and among Demeter Holdings Corporation ("Demeter"), WRC Merger Corp., WRV Merger Corp., White River Corporation ("White River"), and White River Ventures Inc., Patrick M. Byrne, Robert T. Marto, Andrew Delaney, Gordon S. Macklin and Bonnie B. Stewart, each an officer or director of White River, and John J. Byrne and an individual who votes certain shares of White River Common Stock (as defined in the Merger Agreement) for the benefit of John J. Byrne, have entered into a voting agreement with Demeter, in substantially the form of Exhibit 1 to the Amendment, pursuant to which such persons have agreed to, among other matters, vote the shares of White River Common Stock that they own and/or vote in favor of the Merger Proposal (as defined in the Merger Agreement). The foregoing persons own and/or vote, in the aggregate, approximately 20% of the White River Common Stock outstanding.

The Amendment is incorporated herein by reference to Exhibit 2.1. to White River's Form 8-K dated April 6, 1998.

Item 7.       Financial Statements, Pro Forma Financial Statements and Exhibits

     (c)      Exhibits

              Exhibit 2.1. Amendment Number 1 to the Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1998, filed by reference to White River's Form 8-K dated April 6, 1998.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 1998



                                    White River Corporation



                                    /s/  Michael E.B. Spicer
                                    --------------------------------
                                    Name:  Michael E.B. Spicer
                                    Title: Chief Financial Officer, Corporate
                                           Secretary and Treasurer
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                                  EXHIBIT INDEX



Exhibit No.                  Description
----------                   -----------

2.1 Amendment Number 1 to the Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1998, filed by reference to White River's Form 8-K dated April 6, 1998.